EXHIBIT 7.20
AMENDMENT NO. 1
TO
RECAPITALIZATION AGREEMENT

This Amendment No. 1 to Recapitalization Agreement (this “Amendment”), dated as of May 4, 2011, by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), the investors listed under the heading “THL Investors” on the signature pages hereto (the “THL Investors”) and the investors listed under the heading “GS Investors” on the signature pages hereto (the “GS Investors” and, together with the THL Investors, the “Investors”).  The Company and the Investors are sometimes referred to herein collectively as the “Parties.”

WITNESSETH:

WHEREAS, on March 7, 2011 the Parties entered into a Recapitalization Agreement (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

1.           Definitions.                      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

2.           Amendments.

(a)           Section 4.1(e)(ii) of the Original Agreement is hereby amended in its entirety to read as follows:

“(ii) the Recapitalization shall have been approved by the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) (such approvals, collectively, the “Stockholder Approval”).”

(b)           The first sentence of Section 4.1 of the Original Agreement is hereby amended in its entirety to read as follows:

“The respective obligations of each of the Investors to consummate the Recapitalization are subject to the satisfaction (or waiver by Investors holding, in the aggregate, at least 97% of the shares of Series B Preferred

Stock (provided, however, that with respect to the conditions in the first sentence of Section 4.1(c) and Section 4.1(f), such percentage shall be 100% of the shares of Series B Preferred Stock) and 100% of the Series B-1 Preferred Stock) of the following conditions at or prior to the Closing; provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in Section 4.1(e) may not be waived by the Investors acting individually or as a group:”

(c)           The following proviso is hereby added to the end of the first sentence of Section 4.2 of the Original Agreement:

“; provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in Section 4.2(e) may not be waived by the Company.”

(d)           The following proviso is hereby added to the end of Section 6.4:

“; provided, however, that this Agreement may not be amended by either the Company or the Investors in such a manner as to permit the waiver of the conditions set forth in Sections 4.1(e) and 4.2(e).”

3.           No Other Amendments. Except as amended hereby, the Original Agreement remains in full force and effect.

4.           Counterparts and Facsimile.  For the convenience of the Parties, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.           Governing Law; Jurisdiction. This Amendment and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution, termination, performance or nonperformance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Amendment or as an inducement to enter into this Amendment), will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to its conflicts of law principles. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Chancery Court for any actions, suits or proceedings arising out of or relating to this Amendment and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

COMPANY: MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director and Chief Financial Officer

[signature page to Amendment No. 1 to the Recapitalization Agreement]

THL INVESTORS:

THOMAS H. LEE EQUITY FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:
Name:
Title:

THOMAS H. LEE PARALLEL FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:
Name:
Title:

[signature page to Amendment No. 1 to the Recapitalization Agreement]

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:
Name:
Title:

GREAT-WEST INVESTORS L.P.

By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:
Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC

By	PUTNAM INVESTMENTS HOLDINGS, LLC its managing member
By	PUTNAM INVESTMENTS, LLC its managing member
By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:
Name:
Title:

[signature page to Amendment No. 1 to the Recapitalization Agreement]

THL COINVESTMENT PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:
Name:
Title:

THL OPERATING PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:
Name:
Title:

THL EQUITY FUND VI INVESTORS
      (MONEYGRAM), LLC

By: THL EQUITY ADVISORS VI, LLC, its general partner

By: THOMAS H. LEE PARTNERS, L.P., its sole member

By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:
Name:
Title:

[signature page to Amendment No. 1 to the Recapitalization Agreement]

SPCP GROUP, LLC

By	Silver Point Capital, L.P. Its Investment Manager

By:
Name:
Title:

[signature page to Amendment No. 1 to the Recapitalization Agreement]

GS INVESTORS:

THE GOLDMAN SACHS GROUP, INC.

By:
Name:
Title:

GS CAPITAL PARTNERS VI FUND, L.P.

By: GSCP VI Advisors, L.L.C., its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P. By: GSCP VI Offshore Advisors, L.L.C., its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS VI GmbH & Co. KG By: GS Advisors VI, L.L.C., its Managing Limited Partner

By:
Name:
Title:

[signature page to Amendment No. 1 to the Recapitalization Agreement]

GS CAPITAL PARTNERS VI PARALLEL, L.P. By: GS Advisors VI, L.L.C., its General Partner

By:
Name:
Title:

GSMP V ONSHORE US, LTD.

By:
Name:
Title:

GSMP V OFFSHORE US, LTD.

By:
Name:
Title:

GSMP V INSTITUTIONAL US, LTD.

By:
Name:
Title:

[signature page to Amendment No. 1 to the Recapitalization Agreement]